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                                                                    EXHIBIT 21.1
                                                                    ------------

                              LIST OF SUBSIDIARIES
                              --------------------


SUBSIDIARIES OF WAXMAN INDUSTRIES, INC.
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         Waxman USA Inc., a Delaware corporation










06/3396-4/COVEQ.714/ATB Waxman Disk 1009A
ATB:val-07/14/94 (Thu) 8:24pm